SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2009

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CHINA RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in Charter)

Florida	000-52918	65-0968842
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Suite 802, Beautiful Group Tower,

74-77 Connaught Road Central

Hong Kong

 (Address of Principal Executive Offices)

  (852)-2384-6070

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2009, Wan Chin Tang, our current Vice President and Chief Technical Officer, Tim Leung Wong, our current Vice President and Financial Controller, and Nelson Poon Hung Cheong were appointed as members of the board of directors of China Renewable Energy Holdings, Inc. (“Company”).  Biographical information for Dr. Tang and Mr. Wong can be found in our Form 10-K for the year ended December 31, 2008 filed April 14, 2009.  Biographical information for Mr. Poon is as follows:

Since July 2007, Nelson Poon Hung Cheong, age 54, has been a director of Trump Elegant Ltd., Hong Kong, a garment trading company operating in Hong Kong and China.. From March 2002 to July 2007, Mr. Poon was senior officer and general manger of Concept Dyeing and Weaving Company Ltd., Hong Kong, where he was fully responsible for the overall operations. Mr. Poon received his Bachelor of Science degree from the University of Waterloo, Ontario, Canada, in 1979.

The Company has not entered into any material plan, contract or arrangement with Mr. Tang, Mr. Wong or Mr. Poon relating to their services as directors of the Company. There are no family relationships between Mr. Tang, Mr. Wong  or Mr. Poon and any officer or director of the Company. There have been no prior transactions involving the Company and Mr. Tang, Mr. Wong or Mr. Poon, or any currently proposed transactions, in an amount exceeding $120,000. Mr. Poon owns 5,000 shares of our common stock which he purchased from us in our private offering of February through April 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ Allen Huie
Allen Huie
President and Chief Executive Officer

Dated: November 18, 2009

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